Exhibit 99.1

Turning Point Brands Announces Preliminary Fourth Quarter 2020 and Full Year 2020 Results

LOUISVILLE, KY. (February 1, 2021) –Turning Point Brands, Inc. (“TPB”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, today announced certain preliminary operating results for the fourth quarter and full year ended December 31, 2020 in connection with its proposed private offering of $250 million aggregate principal amount of its senior secured notes due 2026 (the “Notes”) in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and Regulation S under the Securities Act.

TPB estimates that for the fourth quarter of 2020 net sales will be between $103.5 and $105.5 million, income before taxes will be between $16.0 and $17.0 million and Adjusted EBITDA will be between $25.0 and $26.0 million. Each of net sales and Adjusted EBITDA will be near or above the high end of TPB’s previously disclosed guidance for the fourth quarter of 2020. TPB plans to release its full year end 2020 financial results on February 10, 2021.

The foregoing estimates are unaudited and preliminary, are subject to completion of TPB’s financial closing procedures that could result in changes to the amounts, and do not present all information necessary for an understanding of the TPB’s financial condition.  These estimates should not be viewed as a substitute for TPB’s full financial statements prepared in accordance with U.S. generally accepted accounting principles. Accordingly, you should not place undue reliance on this preliminary data. TPB’s independent registered public accounting firm, RSM US LLP, has not audited, reviewed, compiled or performed any procedures with respect to these estimates.  The summary is not a comprehensive statement of TPB’s financial results or operating metrics for this period and actual results and metrics may differ materially from these estimates following the completion of its financial and operating closing procedures, or as a result of other adjustments or developments that may arise before the results for this period are finalized.

The following tables present certain operating results for the year ended December 31, 2020 utilizing themid-point of TPB’s preliminary estimated range of fourth quarter net sales, income before taxes and Adjusted EBITDA.

(dollars in thousands, except share data)	Year Ended December 31, 2020
	(unaudited)
Consolidated Statement of Operations Data:
Net sales	$404,326
Income before income taxes	42,818
EBITDA (1)	68,062
Adjusted EBITDA (1)	89,983
Total Leverage Ratio (2)	3.1	x
Secured Leverage Ratio (3)	1.0	x

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

	As of December 31, 2020	As of December 31, 2020
	(As adjusted)(4)
	(unaudited)	(unaudited)
Balance Sheet Data:
Cash	$156,766	$41,766
Gross notes payable and long-term debt	439,985	319,985
Gross notes payable and long-term debt less Cash	283,219	278,219
Capital Expenditure		6,135
________________

(1)
To supplement its financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, TPB uses non-U.S. GAAP financial measures including EBITDA and Adjusted EBITDA.  TPB defines “EBITDA” as net income before interest expense, loss on extinguishment of debt, income taxes, depreciation, and amortization. TPB defines “Adjusted EBITDA” as net income before interest expense, loss on extinguishment of debt, income taxes, depreciation, amortization, other non-cash items, and other items that it does not consider ordinary course in our evaluation of ongoing, operating performance. TPB presents EBITDA and Adjusted EBITDA because they are key metrics used by management and TPB’s board of directors to assess its financial performance and are also used by management to assess performance for the purposes of executive compensation programs. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in TPB’s industry. TPB believes that EBITDA and Adjusted EBITDA are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for an analysis of our results as reported under GAAP. Some of these limitations are:

(i)	They do not reflect cash expenditures, or future requirements for capital expenditures or contractual commitments;

(ii)	They do not reflect changes in, or cash requirements for, TPB’s working capital needs;

(iii)	They do not reflect TPB’s significant interest expense, or the cash requirements necessary to service interest or principal payments on TPB’s debt; and

(iv)
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

(2)	TPB calculates its Total Leverage Ratio by dividing notes payable and long-term debt, less Cash, by Adjusted EBITDA.

(3)	TPB calculates our Secured Leverage Ratio by dividing secured notes payable and long-term debt, less Cash, by Adjusted EBITDA.

(4)	As adjusted to give effect to the proposed offering and use of proceeds from the proposed offering.

The following tables reconcile EBITDA and Adjusted EBITDA to Income before Taxes, in each case for the three months and year ended December 31, 2020 utilizing the mid-point of TPB’s estimated ranges for such metrics.

Three Months Ended December 31, 2020
(unaudited)

Income before income taxes	$16,491
Add:
Interest expense, net	5,028
Loss on extinguishment of debt	-
Depreciation expense	755
Amortization expense	477
EBITDA	$22,751

Components of Adjusted EBITDA
Other (a)	501
Stock options, restricted stock, and incentives expense (b)	568
Transaction expenses and strategic initiatives(c)	1,163
New product launch costs (d)	-
FDA PMTA (e)	-
Corporate and vapor restructuring (f)	517
Vendor settlement (g)	-
Adjusted EBITDA	25,500

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Year Ended December 31, 2020
(unaudited)

Income before income taxes	$42,818
Add:
Interest expense, net	20,226
Loss on extinguishment of debt	-
Depreciation expense	3,237
Amortization expense	1,781
EBITDA	$68,062

Components of Adjusted EBITDA
Other (a)	1,342
Stock options, restricted stock, and incentives expense (b)	2,555
Transaction expenses and strategic initiatives(c)	3,072
New product launch costs (d)	-
FDA PMTA (e)	14,435
Corporate and vapor restructuring (f)	517
Vendor settlement (g)	-
Adjusted EBITDA	$89,983
________________

(a)	Represents LIFO adjustment, non-cash pension expense (income) and foreign exchange hedging.

(b)	Represents non-cash stock options, restricted stock, incentives expense and Solace performance restricted stock units.

(c)	Represents the fees incurred for transaction expenses and strategic initiatives.

(d)	Represents product launch costs for our new product lines.

(e)	Represents costs associated with applications related to FDA premarket tobacco product application

(f)
Represents costs associated with corporate and vapor restructuring including severance and inventory reserves. Costs during the three month period ended December 31, 2020 represent the costs from the retirement of a senior executive.

(g)	Represents costs associated with settlement of a vendor contract.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, or solicitation to buy, the Notes, if at all, will be made only by means of a confidential offering memorandum.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws.  Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology.  These forward-looking statements include all matters that are not historical facts.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.  As a result, actual events may differ materially from those expressed in or suggested by the forward-looking statements.  Any forward-looking statement made by TPB in this press release speaks only as of the date hereof.  New risks and uncertainties come up from time to time, and it is impossible for TPB to predict these events or how they may affect it.  TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.  Factors that could cause these differences include, but are not limited to:

•	declining sales of tobacco products, and the expected continuing decline of sales, in the tobacco industry overall;

•	our dependence on a small number of third-party suppliers and producers;

•	the possibility that we will be unable to identify or contract with new suppliers or producers in the event of a supply or product disruption;

•	our business may be damaged by events outside of our suppliers’ control, such as the impact of epidemics (e.g., coronavirus), political upheavals, or natural disasters;

•	the possibility that our licenses to use certain brands or trademarks will be terminated, challenged or restricted;

•	failure to maintain consumer brand recognition and loyalty of our customers;

•	substantial and increasing U.S. regulation;

•	regulation of our products by the FDA, which has broad regulatory powers;

•	our products are subject to developing and unpredictable regulation, for example, current court action moving forward certain substantial Pre Market Tobacco Application obligations;

•	some of our products contain nicotine, which is considered to be a highly addictive substance;

•	uncertainty related to the regulation and taxation of our NewGen products;

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

•	possible significant increases in federal, state and local municipal tobacco- and vapor-related taxes;

•	possible increasing international control and regulation;

•	our reliance on relationships with several large retailers and national chains for distribution of our products;

•	our amount of indebtedness;

•	the terms of the indenture governing the notes and the New Revolving Credit Facility, which may restrict our current and future operations;

•	intense competition and our ability to compete effectively;

•	uncertainty and continued evolution of markets containing our NewGen products;

•	significant product liability litigation;

•	the scientific community’s lack of information regarding the long-term health effects of certain substances contained in some of our products;

•	requirement to maintain compliance with master settlement agreement escrow account;

•	competition from illicit sources;

•	our reliance on information technology;

•	security and privacy breaches;

•	contamination of our tobacco supply or products;

•	infringement on or misappropriation of our intellectual property;

•	third-party claims that we infringe on or misappropriate their intellectual property;

•	failure to manage our growth;

•	failure to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions;

•	the effect of the COVID-19 pandemic on our business;

•	fluctuations in our results;

•	exchange rate fluctuations;

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

•	adverse U.S. and global economic conditions;

•	sensitivity of end-customers to increased sales taxes and economic conditions;

•	failure to comply with certain regulations;

•	departure of key management personnel or our inability to attract and retain talent;

•	imposition of significant tariffs on imports into the U.S.;

•	reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors, potentially decreasing our stock price;

•	failure to maintain our status as an emerging growth company before the five-year maximum time period a company may retain such status;

•	our principal stockholders will be able to exert significant influence over matters submitted to our stockholders and may take certain actions to prevent takeovers;

•	our certificate of incorporation and bylaws, as well as Delaware law and certain regulations, could discourage or prohibit acquisition bids or mergers; and

•	our certificate of incorporation limits the ownership of our common stock by individuals and entities that are Restricted Investors;

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic core brands Zig-Zag(R) and Stoker’s(R), and its emerging brands within the NewGen segment. TPB’s products are available in more than 210,000 retail outlets in North America in addition to certain websites.

Contact:
Robert Lavan, Senior Vice President, CFO
ir@tpbi.com (502) 774-9238

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238